Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent the use of our reports dated March 29, 2012 with respect to the consolidated financial statements of Loncor Resources Inc. (“Loncor”), and the effectiveness of internal control over financial reporting of Loncor, included in the Annual Report on Form 20-F of Loncor for the year ended December 31, 2011, as filed with the United States Securities Exchange Commission (“SEC”).

Toronto, Ontario	/s/ BDO Canada LLP
March 30, 2012	Chartered Accountants